UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2024

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

ENDRA Life Sciences (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on October 28, 2024. The certified results of the matter voted upon at the Special Meeting, which is more fully described in the definitive proxy statement for the Special Meeting as filed with the Securities and Exchange Commission on September 16, 2024, are as follows:

Proposal 1 – The Company’s stockholders approved amendments to the Company’s Fourth Amended and Restated Certificate of Incorporation effecting reverse stock splits of its common stock at ratios between 1-for-4 and 1-for-35, inclusive, one of which reverse stock split ratios will be chosen, at the discretion of our Board of Directors on or prior to the one-year anniversary of the date of the Special Meeting, and the remainder of which reverse stock split ratios will be abandoned (the “Reverse Stock Split”):

For	Against	Abstain
4,241,540	2,792,189	18,228

Item 8.01 Other Events.

Following the Special Meeting, the Board of Directors approved a ratio of 1-for-35 for the Reverse Stock Split.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
October 29, 2024
	By:	/s/ Richard Jacroux
	Name:	Richard Jacroux
	Title:	Chief Financial Officer

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